UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2024

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05(a)	Amendments to the Registrant’s Code of Conduct and Ethics, or Waiver of a Provision of the Code of Ethics

As part of its periodic review of the Code of Ethics and Business Conduct (the “Code”) of the Company, which applies to all directors, officers, and employees of the Company, the Board of Directors approved certain amendments to the Code, effective as of November 12, 2024. The revisions to the Code were made, among other things, to (i) expand guidelines on conflict of interest matters, including a requirement for directors and executive officers to seek authorizations from the Audit and Finance Committee; (ii) enhance sections on fair dealing, confidentiality, and the protection and proper use of Company assets; and (iii) include other administrative and clarifying adjustments to reflect current regulatory expectations and best practices.

The foregoing summary of the principal changes to the Code is qualified in its entirety by reference to the amended and restated Code, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
14.1	CPI Aerostructures, Inc. Code of Ethics and Business Conduct, effective as of November 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2024	CPI AEROSTRUCTURES, INC.

	By:	/s/ Philip Passarello
Philip Passarello
Chief Financial Officer